Exhibit 4.1
REGISTRATION RIGHTS AGREEMENT
     This Registration Rights Agreement (this “Agreement”) is made and entered into as of June 16, 2011, between BlueLinx Holdings Inc., a Delaware corporation (the “Company”), and Stadium Capital Management, LLC, a Delaware limited liability company (the “Purchaser”).
RECITALS
          WHEREAS, the Company proposes to distribute, at no charge, to each holder of record of shares of common stock, par value $0.01 per whole share, of the Company (the “Common Stock”) on a record date to be set by the Board of Directors of the Company transferable rights (the “Rights”) to subscribe for and purchase a number of shares of Common Stock that, if exercised in full, will provide gross proceeds to the Company of $60.0 million (the “Rights Offering”); and
          WHEREAS, each holder of a Right will be entitled (the “Basic Subscription Privilege”) to purchase up to its pro rata portion of an aggregate number of shares of Common Stock (such number of shares, the “Offered Shares”) equal to the product of (x) $60 million divided by (y) the Subscription Price. The “Subscription Price” means the price equal to the lesser of (A) $2.50 per share and (B) the product of (x) the average per share closing price of the Common Stock as reported on the New York Stock Exchange (as reported by Bloomberg L.P. or if not reported thereby, by any other authoritative source) for the ten trading day period ending two trading days immediately prior to the date the registration statement filed by the Company with respect to the Rights Offering is declared effective by the Commission and (y) 0.66666667 (as adjusted for any stock split, combination, reorganization, recapitalization, stock dividend, stock distribution or similar event); provided, that, in no event shall the Subscription Price be less than $2.00 per share; and
          WHEREAS, each holder of a Right (including the Purchaser) that exercises in full its Basic Subscription Privilege will be entitled to subscribe for additional shares of Common Stock at the Subscription Price (the “Over-Subscription Privilege”), to the extent that holders of Rights do not subscribe for and purchase all of the Offered Shares available under the Basic Subscription Privilege; and
          WHEREAS, to induce the Purchaser to participate in the Rights Offering, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, with respect to the shares of Common Stock issued to Purchaser in connection with the Rights Offering, subject to Purchaser exercising in full its Basic Subscription Privilege.
          NOW, THEREFORE, in consideration of the representations, warranties and agreements contained herein and other good and valuable consideration, the receipt and legal adequacy of which are hereby acknowledged by the parties, the Company and the Purchaser hereby agree as follows:

     1. Definitions.
          As used in this Agreement, the following terms shall have the following meanings:
          “Affiliate” shall have the meaning ascribed to such term under Rule 144.
          “Board” shall have the meaning set forth in Section 3(n).
          “Commission” means the Securities and Exchange Commission.
          “Common Stock” shall have the meaning set forth in the Recitals.
          “Effectiveness Date” means, with respect to the Registration Statement required to be filed hereunder, the 60th calendar day following the closing of the Rights Offering; provided, however, that such Effectiveness Date will be extended by an additional day for each day that a Holder fails to deliver to the Company the information required by Sections 4(b)(i) and 4(b)(ii) within the applicable timeframes provided in such Sections.
          “Effectiveness Period” shall have the meaning set forth in Section 2.
          “Exchange” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE Amex, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board (or any successors to any of the foregoing).
          “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          “Filing Date” means, with respect to the initial Registration Statement, ten (10) Trading Days after the closing date of the Rights Offering and, with respect to any additional Registration Statements which may be required pursuant to Section 3(d), (i) the later of (a) the date sixty (60) days after the date substantially all of the Registrable Securities registered under the immediately preceding Registration Statement are sold and (b) the date six (6) months from the date the immediately preceding Registration Statement is declared effective by the Commission or (ii) any earlier date on which the Company is permitted by the Securities Act and the rules and regulations of the Commission to file such additional Registration Statement related to the Registrable Securities.
          “Holder” means, collectively, each holder from time to time of Registrable Securities including, without limitation, the Purchaser and its permitted assignees. To the extent this Agreement refers to an election, consent, waiver, request or approval of or by the Holders, such reference shall mean an election, consent, waiver, request or approval by the Holders of a majority in interest of the then-outstanding Registrable Securities.
          “Indemnified Party” shall have the meaning set forth in Section 6(c).
          “Indemnifying Party” shall have the meaning set forth in Section 6(c).

          “Losses” shall have the meaning set forth in Section 6(a).
          “Person” means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.
          “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.
          “Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus, as applicable.
          “Registrable Securities” means (i) the shares of Common Stock actually issued (A) to the Purchaser in connection with its exercise of Rights in the Rights Offering (including any shares issued in connection with the exercise of the Over-Subscription Privilege), and (B) upon any stock split, stock dividend, recapitalization or similar event with respect to such shares of Common Stock, (ii) any other securities issued in exchange of or replacement of such shares of Common Stock (collectively, the “Rights Offering Shares”); until in the case of any particular Common Share (a) a Registration Statement covering such Registrable Securities has been declared effective by the Commission and continues to be effective during the Effectiveness Period, (b) such Common Share is sold in compliance with Rule 144 or (c) such Registrable Securities may be sold in compliance with Rule 144 without restriction (assuming Holder is not an Affiliate as of the time of such sale), after which time such Common Share shall not be a Registrable Security.
          “Registration Statement” means the registration statement, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including, as applicable, any pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference in such registration statement, for the Registrable Securities required to be filed by the Company with the Commission pursuant to this Agreement.
          “Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.
          “Rule 158” means Rule 158 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

          “Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.
          “Securities Act” means the Securities Act of 1933, as amended.
          “Trading Day” means any day on which the principal Exchange is open for trading.
     2. Registration.
          (a) The Company shall prepare and file with the Commission a Registration Statement covering the resale of the Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415 as soon as commercially practicable, but in no event later than the Filing Date. Such Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance with the Securities Act and the rules promulgated thereunder) and shall contain (except if otherwise directed by the Purchaser) the “Plan of Distribution” substantially in the form attached hereto as Exhibit A. Subject to the terms of this Agreement, the Company shall use its reasonable best efforts to cause a Registration Statement filed hereunder to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event prior to the applicable Effectiveness Date, and shall use its reasonable best efforts to keep such Registration Statement continuously effective under the Securities Act until all Registrable Securities covered by such Registration Statement (i) have been sold, thereunder or pursuant to Rule 144, or (ii) (A) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and (B) may be sold without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 (the “Effectiveness Period”).
          (b) If: (i) a Registration Statement registering for resale all of the Registrable Securities is not declared effective by the Commission by the Effectiveness Date, or (ii) after the Effectiveness Date, such Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities included in such Registration Statement, or the Holders are otherwise not permitted to utilize the Prospectus therein to resell such Registrable Securities (including, without limitation, because of the suspension of trading or any other limitation imposed by a Exchange, a failure to keep such Registration Statement effective, a failure to disclose such information as is necessary for sales to be made pursuant to such Registration Statement, or a failure to register a sufficient number of shares of Common Stock), for more than ten (10) consecutive Trading Days or more than an aggregate of twenty (20) Trading Days (which need not be consecutive Trading Days) during any 12-month period, or (iii) the Company shall fail for any reason to satisfy the current public information requirement under Rule 144 as to the applicable Registrable Securities (any such failure or breach being referred to as an “Event”, and for purposes of clauses (i) and (iii), the date on which such Event occurs, and for purpose of clause (ii) the date on which such ten (10) Trading Day or twenty (20) Trading Day period, as applicable, is exceeded being referred to as “Event Date”), then (x) within two (2) Trading Days of each such Event Date, the Company will pay to each Holder an amount in cash, as liquidated damages and not as a penalty, equal to 4.0% of the aggregate purchase price paid by such Holder in connection with the exercise of the Rights in the Rights Offering for any Registrable Securities held by the Holder on such Event Date; and (y) on each monthly anniversary of each such Event Date thereof (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as liquidated damages and not as a penalty, equal to 2.0% of the aggregate purchase price paid by such Holder in connection with the exercise of the Rights in the Rights Offering for any Registrable Securities then held by the Holder. The liquidated damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event, except in the case of the first Event Date. In the event the Company registers some but not all of the Registrable Securities, the liquidated damages percentage referred to above for any monthly period shall be reduced to equal the percentage determined by multiplying the applicable liquidated damages percentage by a fraction, the numerator of which shall be the number of Registrable Securities for which there is not an effective Registration Statement at such time and the denominator of which shall be the number of Registrable Securities at such time. Notwithstanding anything to the contrary in this Agreement, in no event will the liquidated damages paid to a Holder under this Section 2(b) be greater than 18.0% of the aggregate purchase price paid by such Holder in connection with the exercise of the Rights in the Rights Offering for any Registrable Securities then held by the Holder.
     3. Registration Procedures; Company’s Obligations.
          In connection with the registration of the Registrable Securities, the Company shall:
          (a) Prepare and file with the Commission a Registration Statement on Form S-3 (or if the Company is not then eligible to register for resale the Registrable Securities on Form S-3 such registration shall be on another appropriate form in accordance with the Securities Act and the Rules promulgated thereunder) in accordance with the method or methods of distribution thereof as specified herein, and use its reasonable best efforts to cause the Registration Statement to become effective as soon as practicable after the closing of the Rights Offering and remain effective as provided herein; provided, however, that not less than three (3) Trading Days prior to the filing of the Registration Statement or any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated therein by reference), the Company shall furnish to the Holders copies of all such documents proposed to be filed, which documents (other than those incorporated by reference) will be subject to the timely review of and reasonable comment by such Holder (it being acknowledged and agreed that if a Holder does not object to or comment on the aforementioned documents within three (3) calendar days, the Holder shall be deemed to consent to and approved the use of such documents).
          (b) Use its reasonable best efforts to (i) prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; (iii) respond promptly to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and promptly provide the Holders with true and complete copies of all correspondence from and to the Commission relating to the Registration Statement that pertains to the selling stockholders but not any comments that would result in disclosure to the Holders of material, non-public information concerning the Company; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the Effectiveness Period in accordance with the intended methods of disposition set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.
          (c) Promptly notify the Holder (and, in the case of (i)(C) below, no later than the first Trading Day following the date on which the Registration Statement becomes effective) (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed, (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement, and (C) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event that makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          (d) If during the Effectiveness Period, the number of Registrable Securities at any time exceeds 100% of the number of shares of Common Stock then registered in a Registration Statement, then the Company shall file as soon as reasonably practicable, but in any case prior to the applicable Filing Date, an additional Registration Statement covering the resale by the Holders of not less than the number of such Registrable Securities.
          (e) Use its commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of, (i) any order suspending the effectiveness of the Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any U.S. jurisdiction, at the earliest practicable moment.

          (f) If requested by a Holder, (i) promptly incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as the Company reasonably agrees should be included therein, and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment.
          (g) Promptly deliver to the Holder, without charge, as many copies of the Registration Statement, Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request.
          (h) Prior to any public offering of Registrable Securities, use its reasonable best efforts to register or qualify or cooperate with the selling Holder in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as the Holder reasonably requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any tax in any such jurisdiction where it is not then so subject.
          (i) Cooperate with the Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to a Registration Statement and to enable such Registrable Securities to be in such denominations and registered in such names as the Holder may request to the Company’s transfer agent at least two (2) Trading Days prior to any sale of Registrable Securities.
          (j) Upon the occurrence of any event contemplated by Section 3(c)(v), promptly prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          (k) Use its reasonable best efforts to cause all Registrable Securities relating to such Registration Statement to be quoted on any securities exchange, quotation system, market or over-the-counter bulletin board on which the same securities issued by the Company are then listed.
          (l) Comply in all material respects with all applicable rules and regulations of the Commission and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 not later than ninety

(90) days after the end of any twelve (12) month period commencing on the first day of the first fiscal quarter of the Company after the effective date of the Registration Statement, which statement shall conform to the requirements of Rule 158.
          (m) If, in the good faith judgment of the Board of Directors of the Company (the “Board”) and reflected in a formal resolution of the Board, the continued effectiveness of the Registration Statement covering the Registrable Securities would be detrimental to the Company, and the Board concludes, as a result, that it is in the best interests of the Company to suspend the effectiveness of such Registration Statement at such time, then, subject to Section 2(b), the Company may suspend effectiveness of the Registration Statement and suspend the sale of Registrable Securities under the Registration Statement; provided, however, that the Company may not suspend effectiveness of the Registration Statement or suspend the sale of Registrable Securities thereunder for more than sixty (60) days in the aggregate in any twelve (12) month period or for more than thirty (30) consecutive days.
          (n) Within two (2) Trading Days of the Effectiveness Date, the Company shall deliver, or shall cause its legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Holders) confirmation that the Registration Statement has been declared effective by the Commission in the form attached hereto as Exhibit B.
     4. Purchaser’s Representations and Holder’s Obligations
(a) The Purchaser represents and warrants to the Company as follows:
(i) The Purchaser understands that the Rights Offering Shares will have not, as of the date of issuance, been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein or otherwise made pursuant hereto.
(ii) Any Rights Offering Shares will be acquired by Purchaser for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof not in compliance with the Securities Act and any applicable state securities or “blue sky” laws, and Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same, except in compliance with the Securities Act and any applicable state securities or “blue sky” laws.
(iii) The Rights Offering Shares will not be offered for sale, sold or otherwise transferred by Purchaser except pursuant to the Registration Statement or in a transaction exempt from, or not subject to, registration under the Securities Act and any applicable state securities or “blue sky” laws.
(iv) Purchaser is an “accredited investor” within the meaning of Rule 501(a) promulgated under the Securities Act and Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Rights Offering Shares. Purchaser understands and is able to bear any economic risks associated with such investment (including, without limitation, the necessity of holding the Rights Offering Shares for an indefinite period of time). Purchaser acknowledges that it has been afforded the opportunity to ask questions and receive answers concerning the Company and to obtain additional information that it has requested with respect to the Rights Offering and the Rights Offering Shares.
(v) Purchaser understands and acknowledges that, upon the original issuance thereof and until such time as the same is no longer required under any applicable requirements of the Securities Act or applicable state securities laws as set forth in Section 7(c) hereof, the Company and its transfer agent shall make such notation in the stock book and transfer records of the Company as may be necessary to record that the Rights Offering Shares have not been registered under the Securities Act and that the Rights Offering Shares may not be resold without registration under the Securities Act or pursuant to an exemption from the registration requirements thereof.
(b) In connection with the registration of the Registrable Securities, each Holder shall:
(i) In order to assist the Company in determining the number of Registrable Securities, within one (1) Trading Day of the expiration date of the Rights Offering, deliver to the Company copies of all Subscription Rights Certificates submitted by the Holder to the rights agent in connection with the Rights Offering and/or, if the exercise of Rights by the Holder was done through book-entry, a schedule setting forth in reasonable detail the number of Rights that such Holder elected to exercise along with the account(s) (including the name of the holder of the account(s)) where the shares of Common Stock to be issued in connection with such Rights is to be credited.
(ii) Furnish to the Company a completed Questionnaire in the form attached to this Agreement as Exhibit C (a “Questionnaire”) not more than three (3) Trading Days following the closing of the Rights Offering. Each Holder agrees that it shall not be entitled to be named as a selling securityholder in a Registration Statement or use the Prospectus for offers and resales of Registrable Securities at any time unless such Holder has returned to the Company a completed and signed Questionnaire. If a Holder of Registrable Securities returns a Questionnaire after the deadline specified in the previous sentence, the Company shall use its reasonable best efforts to take such actions are required to name such Holder as a selling stockholder in the Registration Statement or any pre-effective or post-effective amendment thereto and to include (to the extent not theretofore included) in the Registration Statement the Registrable Securities identified in such late Questionnaire. Each Holder acknowledges and agrees that the information in the Questionnaire will be used by the Company in the preparation of the Registration Statement and hereby consents to the inclusion of such information in the Registration Statement.

(iii) (A) Not sell any Registrable Securities under the Registration Statement until it has received copies of the Prospectus as then amended or supplemented as contemplated by Section 3(h) and notice from the Company to the Holders that such Registration Statement and any post-effective amendments thereto have become effective as contemplated by Section 3(c), (B) comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement, and (C) furnish to the Company information regarding such Holder and the distribution of such Registrable Securities as is required by law to be disclosed in the Registration Statement, and the Company may exclude from such registration the Registrable Securities of the Holder if it fails to furnish such information within a reasonable time prior to the filing of each Registration Statement, supplemented Prospectus and/or amended Registration Statement.
(iv) Upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c)(ii), 3(c)(iii), 3(c)(iv), 3(c)(v) or 3(n), forthwith discontinue disposition of such Registrable Securities under the Registration Statement until the Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 3(k), or, with respect to the suspension of effectiveness of a Registration Statement under Section 3(n), until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.
     5. Registration Expenses
          All reasonable fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not the Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, the following: (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with each securities exchange or other market on which Registrable Securities are listed, (B) with respect to filings required to be made with the Commission, and (C) in compliance with state securities or Blue Sky laws); (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses, if the printing of prospectuses is requested by the holders of a majority of the Registrable Securities included in the Registration Statement); (iii) messenger, telephone and delivery expenses; (iv) fees and disbursements of counsel for the Company; and (v) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, including, without limitation, the Company’s independent public accountants (including the expenses of any comfort letters or costs associated with the delivery by independent public accountants of a comfort letter or comfort letters). In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.
     6. Indemnification
          (a) Indemnification by the Company. To the extent permitted by law, the Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, each of its officers, directors, legal counsel, and accountants, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, and the respective successors, permitted assigns, estate and personal representatives of each of the foregoing, to the fullest extent permitted by applicable law, from and against any and all claims, losses, damages, liabilities, penalties, judgments, costs (including, without limitation, costs of investigation) and expenses (including, without limitation, reasonable attorneys’ fees and expenses) (collectively, “Losses”), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus, as supplemented or amended, if applicable, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except (i) to the extent that such untrue statements or omissions are based upon information regarding the Holder furnished in writing to the Company by the Holder, or its officers, directors, legal counsel, or accountants, or each person controlling such Holder, which information was reviewed and expressly approved by the Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto, (ii) as a result of the failure of the Holder to deliver a Prospectus, as amended or supplemented, to a purchaser in connection with an offer or sale (provided that copies of the Prospectus, as amended or supplemented, have been made available, as required by this Agreement, to the Holder by the Company for delivery to such purchaser), or (iii) for amounts paid in settlement of any such Loss if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed). Each party shall notify the other promptly of the institution, threat or assertion of any Proceeding of which it is aware in connection with the transactions contemplated by this Agreement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party (as defined in Section 6(c) hereof) and shall survive the transfer of the Registrable Securities by the Holder.
          (b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act), and the directors, officers, agents or employees of such controlling Persons, and the respective successors, assigns, estate and personal representatives of each of the foregoing, to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus, as supplemented or amended, if applicable, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, to the extent that (i) such untrue statement or omission is contained in or omitted from any information furnished in writing by the Holder to the Company for inclusion in the Registration Statement or such Prospectus, and (ii) such information was reasonably relied upon by the Company for use in the Registration Statement, such Prospectus or such form of prospectus. Notwithstanding anything to the contrary contained herein, each Holder shall be liable under this Section 6(b) for only that amount as does not exceed the gross proceeds to such Holder as a result of the sale of Registrable Securities pursuant to such Registration Statement.
          (c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity pursuant to Section 6(a) or 6(b) hereunder (an “Indemnified Party”), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the “Indemnifying Party) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except to the extent that such failure shall have materially and adversely prejudiced the Indemnifying Party.
               An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld, conditioned or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, which consent shall not unreasonably be withheld, conditioned or delayed, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.
               All reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section 6(c)) shall be paid to the Indemnified Party, as incurred, within ten (10) Trading Days of written notice thereof to the Indemnifying Party provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder or pursuant to applicable law.
          (d) Contribution. If a claim for indemnification under Section 6(a) or 6(b) is unavailable to an Indemnified Party because of a failure or refusal of a governmental authority to enforce such indemnification in accordance with its terms (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 6(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for under Section 6(a) or 6(b) was available to such party in accordance with its terms. Notwithstanding anything to the contrary contained herein, each Holder shall be liable or required to contribute under this Section 6(d) for only that amount as does not exceed the gross proceeds to such Holder as a result of the sale of Registrable Securities pursuant to the Registration Statement.
          The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
          The indemnity and contribution agreements contained in this Section 6(d) are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.
     7. Rule 144.
          (a) As long as the Holder owns Registrable Securities, the Company covenants to use its commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act for so long as the Company is subject to such reporting requirements. As long as the Holder owns Registrable Securities, if the Company is not required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act, it will use its commercially reasonable efforts to prepare and furnish to the Holder, and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act, annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act, as well as any other information required thereby, in the time period that such filings would have been required to have been made under the Exchange Act. The Company further covenants to use its commercially reasonable efforts to take such further action as the Holder may reasonably request, all to the extent required from time to time to enable the Holder to sell the Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.
          (b) As of the date hereof, (i) taking into account the shares of Common Stock currently owned by the Purchaser and the shares of Common Stock Purchaser currently intends to purchase (but is not obligated to do so) in connection with the Rights Offering (which together with the shares currently owned by Purchaser will result in Purchaser owning less than 20% of the Company’s outstanding shares following completion of the Rights Offering) and (ii), assuming Cerberus ABP Investor LLC, together with its affiliates continues to hold more than 50% of the Company’s outstanding shares following completion of the Rights Offering, the Company acknowledges and agrees that the Purchaser is not an Affiliate of the Company.
          (c) The Registrable Securities shall not bear any restrictive legend (including any restricted legend regarding registration under the Securities Act), (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Registrable Securities pursuant to Rule 144, (iii) if such Rights Offering Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Registrable Securities and without volume or manner-of-sale restrictions, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company agrees that following the Effectiveness Date or at such time as such legend is no longer required under this Section 7(b), it will, no later than three (3) Trading Days following the delivery by a Holder to the Company or the Transfer Agent of a request to remove the restrictive legend, deliver or cause to be delivered to such Purchaser a certificate or evidence of book-entry shares that is free from all restrictive and other legends. Further, if a legal opinion is required by the transfer agent to remove a restrictive legend, upon receipt of the required representations from the Holder, the Company or its legal counsel will promptly provide such opinion to the transfer agent at no cost to the Holder.
          (d) In the event that (A) the Holder is eligible to sell all of its Registrable Securities under Rule 144 and (B) the Company is in compliance with the public information requirement under Rule 144, the Holder agrees to sell any remaining Registrable Securities under Rule 144 and not under the Registration Statement and the Company shall not be obligated to maintain the effectiveness of the Registration Statement or deliver any notice of the suspension of the effectiveness of the Registration Statement to the Holder (and the Company shall not deliver any notice of suspension of the effectiveness of the Registration Statement to the Holder). Notwithstanding the foregoing, if at any time the Holder may not sell all of its remaining Registrable Securities under Rule 144, including, among other things, as a result the Company’s failure to be in compliance with the public information requirements under Rule 144, all of the Company’s obligations with respect to the effectiveness of the Registration Statement and the delivery of notices shall be in full force and effect.
     8. Miscellaneous.
          (a) Remedies. The remedies provided in this Agreement are cumulative and, except for defaults for which liquidated damages are provided for in Section 2(b) hereof, not exclusive of any remedies provided by law, and in the event of a breach by the Company or by the Holder of any of their obligations under this Agreement, the Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.
          (b) Consent to Jurisdiction. With respect to any disputes arising out of or related to this Agreement or the transactions contemplated hereby, the parties hereto consent to the exclusive jurisdiction of, and venue in, the state courts in Wilmington County in the State of Delaware (or in the event of exclusive federal jurisdiction, the courts of the District of Delaware). The parties hereto hereby waive, and agree not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. The Company and the Purchaser consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agree that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 8(b) shall affect or limit any right to serve process in any other manner permitted by law. The Company and the Purchaser hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to the Registrable Securities or this Agreement, shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party.
          (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders holding a majority of the Registrable Securities (excluding any of such shares that have been sold to the public or pursuant to Rule 144); provided, however, that if any amendment, modification, or supplement operates in a manner that treats any Holder different from other Holders, the consent of such Holder shall also be required for such amendment, modification or supplement. Any such amendment, modification, or supplement effected in accordance with this paragraph shall be binding upon each Holder and each future holder of all such securities of Holder. Each Holder acknowledges that by the operation of this paragraph, the holders of a majority of the Registrable Securities (excluding any of such shares that have been sold to the public or pursuant to Rule 144) will have the right and power to diminish or eliminate all rights of such Holder under this Agreement.
          (d) Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery if delivered in person or upon transmission if sent by telecopy or facsimile at the address or number designated below (if delivered on a Trading Day during normal business hours where such notice is to be received), or the first Trading Day following such delivery (if delivered other than on a Trading Day during normal business hours where such notice is to be received), or (b) on the second Trading Day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:
               (x) if to the Company:
BlueLinx Holdings Inc.
4300 Wildwood Parkway
Atlanta, Georgia 30339
Facsimile: (770) 953-7008
Attention: Legal Department
with a copy to:
Troutman Sanders LLP
600 Peachtree Street, N.E.
Suite 5200
Atlanta, Georgia 30308
Facsimile: (404) 962-6599
Attention: David W. Ghegan, Esq.
Electronic mail: david.ghegan@troutmansanders.com
               (y) if to the Purchaser:
Stadium Capital Management, LLC
199 Elm Street
New Canaan, CT 06840
Attention: Alexander Seaver or Bradley Kent
Facsimile: (203) 972-2987
with a copy to:
Wilson Sonsini Goodrich & Rosati, P.C.
650 Page Mill Road
Palo Alto, California 94304
Attention: Bradley L. Finkelstein, Esq.
Facsimile No.: (650) 493-6811
or to such other address or addresses or facsimile number or numbers as any such party may most recently have designated in writing to the other parties hereto by such notice.
          (e) Successors and Assigns. Subject to Section 8(f), this Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns and shall inure to the benefit of their successors and assigns.

          (f) Assignment of Registration Rights. The rights of each Holder hereunder, including the right to have the Company register for resale the Registrable Securities in accordance with the terms of this Agreement, shall be assignable by each Holder to any transferee of the Holder of all or a portion of the shares of the Registrable Securities if: (i) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (A) the name and address of such transferee or assignee, and (B) the securities with respect to which such registration rights are being transferred or assigned; (iii) following such transfer or assignment the further disposition of such securities by the transferee or assignees is restricted under the Securities Act and applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this Section 8(f), the transferee or assignee agrees in writing with the Company to be bound by all of the provisions of this Agreement; and (v) such transfer shall be for no less than 20% of the Registrable Securities held by such Holder. The rights to assignment shall apply to the Holder (and to subsequent) successors and assigns. In the event of an assignment pursuant to this Section 8(f), if requested by the Company, the Holder shall pay all incremental costs and expenses incurred by the Company in connection with filing a Registration Statement (or an amendment to the Registration Statement) to register the shares of Registrable Securities assigned to any assignee or transferee of the Holder.
          (g) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.
          (h) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law thereof. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.
          (i) Termination. This Agreement shall terminate on the earlier of (i) the date when the Effectiveness Period expires, (ii) the date on which all remaining Registrable Securities may be sold without restriction pursuant to Rule 144, and (iii) the closing date of the Rights Offering in the event that Purchaser does not exercise its Basic Subscription Privilege in full.
          (j) Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable in any respect, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

          (k) Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.
[Signature Pages Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized persons as of the date first indicated above.

BLUELINX HOLDINGS INC.
By:	/s/ H. Douglas Goforth
	Name:	H. Douglas Goforth
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized persons as of the date first indicated above.

PURCHASER: STADIUM CAPITAL MANAGEMENT, LLC
By:	/s/ Bradley R. Kent
	Name:	Bradley R. Kent
	Title:	Managing Director

EXHIBIT A
FORM PLAN OF DISTRIBUTION
     We are registering shares of common stock on behalf of the selling stockholders. The common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected at various times in one or more of the following transactions, or in other kinds of transactions:
•	transactions on the New York Stock Exchange or on any other national securities exchange or U.S. inter-dealer system of a registered national securities association on which our common stock and the warrants may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in private transactions and transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	in connection with short sales of shares of our common stock;

•	by pledge to secure or in payment of debt and other obligations;

•	through the writing of options, whether the options are listed on an options exchange or otherwise;

•	in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options; or

•	through a combination of any of the above transactions.
         The selling stockholders and their successors, including their transferees, pledgees or donees or their successors, may sell the common stock and the warrants directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.
         In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.
         We entered into a registration rights agreement for the benefit of the selling stockholders to register the common stock under applicable federal and state securities laws. The registration rights agreement provides for cross-indemnification of the selling stockholders and us and our respective directors, officers and controlling persons against specific liabilities in connection with the offer and sale of the common stock, including liabilities under the Securities Act.

EXHIBIT B
FORM OF NOTICE OF EFFECTIVENESS
OF REGISTRATION STATEMENT
[Name and address of Transfer Agent]
_________________
_________________
_________________
Attn: ____________
          Re: BlueLinx Holdings Inc.
Ladies and Gentlemen:
     We are counsel to BlueLinx Holdings, Inc., a Delaware corporation (the “Company”), and have represented the Company in connection with the issuance by the Company of transferable rights to subscribe for and purchase shares of the Company’s common stock (the “Rights Offering”). In connection with the Rights Offering, the Company has entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the purchasers named therein (the “Purchasers”), dated as of [DATE], 2011, pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement), under the Securities Act of 1933, as amended (the “1933 Act”). In connection with the Company’s obligations under the Registration Rights Agreement, on [DATE], 2011, the Company filed a Registration Statement on Form S-3 (File No. 333-________) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to the resale of the Registrable Securities which names the Purchaser as a selling stockholder thereunder.
     In connection with the foregoing, we advise you that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and, accordingly, the Registrable Securities are available for resale under the 1933 Act in the manner specified in, and pursuant to the terms of, the Registration Statement.
Very truly yours,
By:
cc: [HOLDERS]

EXHIBIT C
FORM OF SELLING STOCKHOLDER QUESTIONNAIRE
     The undersigned holder of shares of the common stock, par value $0.01 per share, of BlueLinx Holdings Inc., a Delaware corporation (the “Company”) issued in connection with the Rights Offering (as defined in that certain Registration Rights Agreement, dated as of June __, 2011, between the Company and Stadium Capital Management, LLC (the “Agreement”)), understands that the Company intends to file with the Securities and Exchange Commission a registration statement on Form S-3 (the “Resale Registration Statement”) for the registration and the resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities in accordance with the terms of the Agreement. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.
     In order to sell or otherwise dispose of any Registrable Securities pursuant to the Resale Registration Statement, a holder of Registrable Securities generally will be required to be named as a selling stockholder in the related prospectus or a supplement thereto (as so supplemented, the “Prospectus”), deliver the Prospectus to purchasers of Registrable Securities and be bound by the provisions of the Agreement (including certain indemnification provisions, as described below). Holders must complete and deliver this Notice and Questionnaire in order to be named as selling stockholders in the Prospectus.
     Certain legal consequences arise from being named as a selling stockholder in the Resale registration Statement and the Prospectus. Holders of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not named as a selling stockholder in the Registration Statement and the Prospectus.
NOTICE
     The undersigned holder (the “Selling Stockholder”) of Registrable Securities hereby gives notice to the Company of its intention to sell or otherwise dispose of Registrable Securities owned by it and listed below in Item (3), unless otherwise specified in Item (3), pursuant to the Registration Statement. The undersigned, by signing and retuning this Notice and Questionnaire, understands and agrees that it will be bound by the terms and conditions of this Notice and Questionnaire and the Agreement.
     The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

QUESTIONNAIRE
1.	Name
(a)	Full Legal Name of Selling Stockholder:

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities Listed in Item 3 below are held:

(c)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire):

2.	Address for Notices to Selling Stockholder:

Telephone:

Fax:

Contact Person:

E-mail address of Contact Person:

3.	Beneficial Ownership of Registrable Securities Issuable Pursuant to the Purchase Agreement:
(a)	Type and Number of Registrable Securities beneficially owned and issued pursuant to the Agreement:

(b)	Number and shares of Common Stock to be registered pursuant to this Notice for resale:

4.	Broker-Dealer Status:
(a)	Are you a broker-dealer:
Yes ☐      No ☐
(b)	If “yes” to Section 4(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?
Yes ☐      No ☐
Note:	If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c)	Are you an affiliate of a broker-dealer?
Yes ☐      No ☐
Note:	If yes, provide a narrative explanation below:

(d)	If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?
Yes ☐      No ☐
Note:	If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.
5.	Beneficial Ownership of Other Securities of the Company Owned by the Selling Shareholder.

Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.
(a)	Type and Amount of other securities beneficially owned:

6.	Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% or more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

7.	Plan of Distribution:

The undersigned has reviewed the form of Plan of Distribution attached as Annex A to the Registration Rights Agreement, and hereby confirms that, except as set forth below, the information contained therein regarding the undersigned and its plan of distribution is correct and complete.

State any exceptions here:

**********
The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof and prior to the effective date of any applicable Registration Statement. All notices hereunder and pursuant to the Agreement shall be made in writing, by hand delivery, confirmed or facsimile transmission, first-class mail or air courier guaranteeing overnight delivery at the address set forth below. In the absence of any such notification, the Company shall be entitled to continue to rely on the accuracy of the information in this Notice and Questionnaire.
By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items (1) through (7) above and the inclusion of such information in the Registration Statement and the Prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of any such Registration Statement and the related Prospectus.
By signing below, the undersigned acknowledges that it understands its obligation to comply, and agrees that it will comply, with the provisions of the Exchange Act and the rules and regulations thereunder, particularly Regulation M in connection with any offering of Registrable Securities pursuant to the Registration Statement. The undersigned also acknowledges that it understands that the answers to this Notice and Questionnaire are furnished for use in connection with Registration Statements filed pursuant to the Agreement and any amendments or supplements thereto filed with the Commission pursuant to the Securities Act.
The undersigned hereby acknowledges and is advised that the SEC has previously issued guidance with respect to short-sales of common stock that will be covered with registered shares after the effective date of a resale registration statement and stated that such short sales could not be made before the resale registration statement becomes effective, because the shares underlying the short sale are deemed to be sold at time such sale is made. There would, therefore, be a violation of Section 5 if the shares were effectively sold prior to the effective date.
By returning this Notice and Questionnaire, the undersigned will be deemed to be aware of the foregoing interpretation by the SEC.
I confirm that, to the best of my knowledge and belief, the foregoing statements (including without limitation the answers to this Questionnaire) are correct.
IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:	Beneficial Owner:

By:
Name:
Title:
PLEASE FAX A COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:
BlueLinx Holdings Inc.
4300 Wildwood Parkway
Atlanta, Georgia 30339
Facsimile: (770) 953-7008
Attention: Legal Department